Exhibit 4.2(c)

SECOND AMENDMENT AND WAIVER TO SECURITYHOLDERS’ AGREEMENT

SECOND AMENDMENT AND WAIVER TO SECURITYHOLDERS’ AGREEMENT, dated as of November 24, 2004 (this “Amendment and Waiver”), among (i) CB Richard Ellis Services, Inc., a Delaware corporation (“CBRE”), and CB Richard Ellis Group, Inc., a Delaware corporation formerly known as CBRE Holding, Inc. (the “Company”), (ii) Blum Strategic Partners, L.P., a Delaware limited partnership formerly known as RCBA Strategic Partners, L.P. (“Strategic I”), Blum Strategic Partners II, L.P., a Delaware limited partnership (“Strategic II”), and Blum Strategic Partners II GmbH & Co. KG, a German limited partnership (“Strategic II KG,” and together with Strategic I and Strategic II, the “Blum Funds”), (iii) FS Equity Partners III, L.P., a Delaware limited partnership (“FSEP”), and FS Equity Partners International, L.P., a Delaware limited partnership (“FSEP International,” and together with FSEP, the “FS Entities”), (iv) DLJ Investment Partners, L.P., a Delaware limited partnership (“DLJIP”), DLJ Investment Partners II, L.P., a Delaware limited partnership (“DLJIP II”), DLJIP II Holdings, L.P., a Delaware limited partnership (“DLJIP II Holdings”), Stanfield Arbitrage CDO, Ltd., a special purpose limited liability company organized under the laws of the Cayman Islands (“Stanfield CDO”), Stanfield CLO, Ltd., a special purpose limited liability company organized under the laws of the Cayman Islands (“Stanfield CLO”), Stanfield/RMF Transatlantic CDO, Ltd., a special purpose limited liability company organized under the laws of the Cayman Islands (“Stanfield/RMF,” and together with Stanfield CDO and Stanfield CLO, the “Stanfield Investors”), and National City Corporation, a Delaware corporation and successor by merger to Provident Financial Group, Inc., an Ohio corporation (“NCC,” and together with DLJIP, DLJIP II, DLJIP II Holdings, the Stanfield Investors and NCC, the “Note Investors”), (v) California Public Employees’ Retirement System (“CalPERS”) and Frederic V. Malek (“Malek,” and together with CalPERS, the “Other Non-Management Investors”), and (vi) the individuals identified on the signature pages hereto as “Management Investors” (together, the “Management Investors,” and together with the Blum Funds, FS Entities, the Note Investors and the Other Non-Management Investors, the “Investors”).

RECITALS:

A. The Company, CBRE and the Investors are parties to a Securityholders’ Agreement, dated as of July 20, 2001 (as amended on April 14, 2004 and as may be further amended from time to time, the “Securityholders’ Agreement”; capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Securityholders’ Agreement) which provides for, among other things, the registration of shares of Common Stock held by the Investors, upon the terms and subject to the conditions set forth therein;

B. Pursuant to Section 3.1(a) of the Securityholders’ Agreement, on November 12, 2004, the Company filed a Registration Statement on Form S-1 (No. 333-120445) (as may be amended from time to time, together with any related Registration Statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Securities Act, the “Registration Statement”) with the SEC pursuant to the Securities Act, in connection with a potential underwritten public offering of shares of the Class A Common Stock (the “Potential Offering”), including the offering and sale of shares of the Class A Common Stock by the Selling Investors (as defined below) to the underwriters for the Potential Offering (the “Underwriters”) on a firm commitment basis (the “Firm Commitment Shares”) and the potential offering and sale of shares of the Class A Common Stock by the Selling Investors in connection with any exercise by the Underwriters of their option to purchase additional shares to cover over-allotments (the “Over-Allotment Shares”); and

C. The parties hereto wish to amend and waive certain provisions in the Securityholders’ Agreement in connection with, and to provide for certain matters relating to, the Potential Offering.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1. Request for Registration. Each of the Company and the Investors acknowledge that the filing of the Registration Statement covering the registration of the Firm Commitment Shares and the Over-Allotment Shares shall be deemed to have been requested by the Blum Funds under Section 3.1 of the Securityholders’ Agreement.

Section 2. Waiver of Advance Notice. Each of the Investors hereby waives the requirement of the Company set forth in Section 3.1(a) of the Securityholders’ Agreement to notify all Holders of Registrable Securities in writing within five (5) days of the receipt of the request for registration by the Blum Funds set forth in Section 1 hereto.

Section 3. Allocation of Shares for Sale in Potential Offering. (a) Notwithstanding anything to the contrary that may be set forth in the Securityholders’ Agreement (including, without limitation, Section 3.1 thereto), each of the Company and the Investors hereby agrees that the shares of Class A Common Stock to be sold by the Selling Investors in the Potential Offering shall be allocated as follows:

(i) The Blum Funds, in consultation with the representatives of the Underwriters, shall determine the aggregate number of Firm Commitment Shares to be offered in the Potential Offering and the aggregate number of Over-Allotment Shares that the Underwriters will have an option to purchase to cover over-allotments, if any. The Firm Commitment Shares shall be allocated among the Selling Investors as set forth on Schedule I and the Over-Allotment Shares shall be allocated among the Selling Investors as set forth on Schedule II. Each of the Selling Investors shall be entitled to sell, and hereby agrees to sell its or his allocation of the Firm Commitment Shares on Schedule I and the Over-Allotment Shares as set forth on Schedule II.

(ii) Each of the Management Investors hereby waives his right set forth in Section 3.1 of the Securityholders’ Agreement to sell shares of Common Stock in the Potential Offering (including, without limitation, the sale of any Firm Commitment Shares and the sale of any Over-Allotment Shares).

(iii) For purposes of this Section 3, “Selling Investors” shall mean the Investors other than the Management Investors.

(b) Each of the Selling Investors hereby agrees to (i) participate in the Potential Offering in the manner set forth in Section 3(a) hereto, (ii) execute and deliver to the representatives of the Underwriters an underwriting agreement in customary form reasonably satisfactory to such Selling Investor (the “Underwriting Agreement”) and (iii) execute and deliver such other documentation and instruments as such representatives shall reasonably request from such Selling Investor pursuant to the Underwriting Agreement, including, without limitation, a customary custody agreement relating to the deposit of the shares of Class A Common Stock to be sold by such Selling Investor in the Potential Offering, a customary power of attorney appointing an attorney-in-fact for such Selling Investor, customary opinions of counsel, the original stock certificate or certificates representing such shares and one or more stock powers with respect to such shares; provided, however, that this Section 3(b) shall cease to be effective if the completion of the Potential Offering shall not occur prior to January 31, 2005 or the Registration Statement shall be withdrawn by the Company prior to such date.

(c) Each of the Company and the Selling Investors acknowledges and agrees that the provisions of this Section 3 shall constitute the written notice required to be delivered by each of the Selling Investors desiring to include in the Registration Statement any of the Registrable Securities held by it or him pursuant to Section 3.1 of the Securityholders’ Agreement and that the disposition of shares of Common Stock in the Potential Offering, as described in the Registration Statement, shall be the method of disposition for the Selling Investors.

(d) Each of the Selling Investors acknowledges and agrees as follows:

(i) The Blum Funds shall have sole authority and discretion with respect to the determination of each of the following matters with respect to the Potential Offering: (i) the total number of Firm Commitment Shares, (ii) the total number of Over-Allotment Shares, (iii) the identities of the Underwriters, (iv) the initial price to the public of shares of Class A Common Stock and the underwriting discounts and commissions in the Potential Offering, (v) subject to the prior approval of the Company (which, unless Section 3.1(c) (v) of the Securityholders’ Agreement applies, will not be unreasonably withheld or delayed), the timing of the filing of the Registration Statement and any amendments and exhibits to the Registration Statement, the timing of the filing, printing and distribution of any preliminary prospectus, definitive prospectus or prospectus supplement and the timing of any road show or other selling efforts, (vi) the method and manner of the disposition of shares of Class A Common Stock in the Potential Offering and (vii) whether to terminate the Potential Offering and/or withdraw the Registration Statement.

(ii) The Company shall have sole authority and discretion with respect to the contents of the Registration Statement, including, without limitation, any prospectus contained therein and any exhibits filed therewith (provided, however, that each of the Selling Investors shall be entitled to review the Registration Statement in advance of it being declared effective and provide comments with respect to any portions thereof with respect to which such Selling Investor would be required to indemnify the Company or any of the Underwriters pursuant to the Securityholders’ Agreement or the Underwriting Agreement if such portion contained a material misstatement or omission).

(e) Section 3.3 of the Securityholders’ Agreement shall apply to the Potential Offering, except that, in lieu of the reasonable fees and expenses of a single special counsel for the Selling Investors selected in accordance with Section 3.5 of the Securityholders’ Agreement, the Company will pay for reasonable documented fees and disbursements of counsel for each of the Selling Investors, not to exceed $20,000 for each group of affiliated Selling Investors. Section 3.5 of the Securityholders’ Agreement shall not apply to the Potential Offering.

(f) Each of the Stanfield Investors and NCC hereby acknowledges and agrees that, notwithstanding such Investors’ participation in the Potential Offering pursuant to this Agreement, such Investor’s prior registration rights set forth in Article III of the Securityholders’ Agreement have terminated prior to the date hereof pursuant to Section 3.7 of the Securityholders Agreement and such Investor shall not be entitled to include any shares of Class A Common Stock held by such Investor or its Affiliates in any future registration statement filed by the Company under the Securities Act.

(g) Except as set forth in this Section 3, the provisions of Article III of the Securityholders’ Agreement shall remain unchanged and shall apply to the Potential Offering with respect to each of the Company and the Investors.

Section 4. Representations and Warranties of the Selling Investors. Each of the Selling Investors represents and warrants, severally and not jointly, to the Company and the other Selling Investors as follows:

(a) The total number of shares of outstanding Common Stock (excluding any shares received by such Selling Investor as grants pursuant to the Company’s 2004 Stock Incentive Plan) owned by such Selling Investor owned by, or allocated to, such Selling Investor, in each case as of the date hereof, is accurately set forth opposite such Investor’s name on Schedule III hereto.

(b) If such Selling Investor is a natural person, such Selling Investor has caused his spouse to execute and deliver to the Company on the date hereof a Consent of Spouse in the form attached hereto as Exhibit A.

Section 5. Miscellaneous Provisions.

(a) The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be reasonably necessary in order to give full effect to this Amendment and Waiver.

(b) Notwithstanding anything in this Amendment and Waiver to the contrary, except as expressly set forth herein, the Securityholders’ Agreement shall remain in full force and effect without amendment or modification thereof.

(c) This Amendment and Waiver does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

(d) This Amendment and Waiver will be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed and to be performed entirely within that state.

(e) This Amendment and Waiver, together with the Securityholders’ Agreement, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. The Company acknowledges and agrees that it shall not enter into any side letter or similar agreement with any of the Selling Investors after the date hereof that has the effect of establishing rights or otherwise benefiting such Selling Investor in a manner more favorable in any material respect to such Selling Investor than the rights and benefits established in favor of the Selling Investors by Section 3 of this Amendment and Waiver unless, in any such case, each of the other Selling Investors is also offered the opportunity to receive such rights and benefits.

(f) The section headings contained in this Amendment and Waiver are for reference purposes only and will not affect the meaning or interpretation of this Amendment and Waiver.

(g) If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement will not be affected and will remain in full force and effect.

(h) This Amendment and Waiver may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument. This Amendment and Waiver shall become effective as of the date set forth above on the date on which the Company has received counterparts of this Amendment and Waiver from each of the Investors.

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment and Waiver or caused this Amendment and Waiver to be executed on its behalf as of the date first written above.

CB RICHARD ELLIS GROUP, INC.

By:
Name:
Title:

CB RICHARD ELLIS SERVICES, INC.

By:
Name:
Title:

BLUM STRATEGIC PARTNERS, L.P.

By:	Blum Strategic GP, L.L.C., its general partner

By:
Name:
Title:

BLUM STRATEGIC PARTNERS II, L.P.

By:	Blum Strategic GP II, L.L.C., its general partner

By:
Name:
Title:

BLUM STRATEGIC PARTNERS II GMBH & CO. KG

By:	Blum Strategic GP II, L.L.C., its managing limited partner

By:
Name:
Title:

FS EQUITY PARTNERS III, L.P.

By:	FS Capital Partners, L.P., its general partner

	By:	FS Holdings, Inc., its general partner

By:
Name:
Title:

FS EQUITY PARTNERS INTERNATIONAL, L.P.

By:	FS&Co. International, L.P., its general partner

	By:	FS International Holdings Limited, its general partner

By:
Name:
Title:

DLJ INVESTMENT PARTNERS, L.P.

By:	DLJ Investment Partners II, Inc., its managing general partner

By:
Name:
Title:

DLJ INVESTMENT PARTNERS II, L.P.

By:	DLJ Investment Partners II, Inc., its managing general partner

By:
Name:
Title:

DLJIP II HOLDINGS, L.P.

By:	DLJ Investment Partners II, Inc., its general partner

By:
Name:
Title:

NATIONAL CITY CORPORATION

By:
Name:
Title:

STANFIELD ARBITRAGE CDO, LTD.

By:	Stanfield Capital Partners LLC, as Collateral Manager

By:
Name:
Title:

STANFIELD CLO, LTD.

By:	Stanfield Capital Partners LLC, as Collateral Manager

By:
Name:
Title:

STANFIELD/RMF TRANSATLANTIC CDO, LTD.

By:	Stanfield Capital Partners LLC, as Collateral Manager

By:
Name:
Title:

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By:
Name:
Title:

Frederic V. Malek

MANAGEMENT INVESTORS:

Raymond E. Wirta

W. Brett White

Exhibit A

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Second Amendment and Waiver of Securityholders’ Agreement among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc. and the other parties thereto, I,                         , the spouse of                         , do hereby join with my spouse in executing the foregoing Second Amendment and Waiver of Securityholders’ Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

Dated as of November 24, 2004
Name: